Exhibit 10.3

SEVENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 25th day of October, 2011 by and between SILICON VALLEY BANK (“Bank”) and SOLTA MEDICAL, INC., a Delaware corporation (“Borrower”) whose address is 25881 Industrial Boulevard, Hayward, CA 94545.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 9, 2009, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of March 27, 2009, that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2009, that certain Third Amendment to Loan and Security Agreement dated as of March 30, 2010, that certain Fourth Amendment to Loan and Security Agreement dated as of October 15, 2010, that certain Fifth Amendment to Loan and Security Agreement dated as of April 20, 2011 and that certain Sixth Amendment to Loan and Security Agreement dated as of September 12, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to extend additional credit to be used by Borrower and/or certain of its Subsidiaries to enter into the Medicis Stock Purchase and consummate the transaction contained therein, as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances). Section 2.1.1(c) is hereby amended in its entirety and replaced with the following:

“(c) Early Termination. At Borrower’s option, Borrower shall have the option to terminate the Revolving Line prior to the Revolving Maturity Date, provided Borrower (a) provides written notice to Bank of its election to exercise to terminate the Revolving Line at least fifteen (15) days prior to such termination, and (b) pays, on the date of such termination (i) all accrued and unpaid interest with respect to the outstanding Advances through the date of such Termination; (ii) all outstanding principal with respect to the Advances; (iii) an early termination fee equal to Eighty Thousand Dollars ($80,000) (the “Revolving Line Termination Fee”); and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.”

2.2 Section 2.1.3 (Term Line). Section 2.1.3 is hereby amended in its entirety and replaced with the following:

“2.1.3 Term Line.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, a “Term Advance” and, collectively, “Term Advances”) not exceeding the Term Line. After repayment, no Term Advance may be reborrowed. Borrower may use the Term Advances to finance the Medicis Stock Purchase.

(b) Repayment. Each Term Advance shall be interest only through the end of the Draw Period at which time all Term Advances shall immediately amortize and be payable in thirty nine (39) equal payments of principal and interest beginning July 1, 2012 and continuing on the first day of each month thereafter through the Term Maturity Date. Notwithstanding the foregoing, all unpaid principal and interest on the Term Advance shall be due on the Term Maturity Date.

(c) Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Advances, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay the Term Advances at least fifteen (15) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Term Advances through the date the prepayment is made; (ii) all unpaid principal with respect to the Term Advances; (iii) the Final Payment Fee for the Term Advances in accordance with the terms of Section 2.4(a), (iv) a prepayment fee equal to two percent (2.00%) of the aggregate principal amount of the Term Advances made to Borrower (the “Term Line Prepayment Fee”) and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.”

2.3 Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a)(iii) is hereby amended in its entirety and replaced with the following:

“(iii) Term Advances. Subject to Section 2.3(b), the principal amount outstanding with respect to each Term Advance shall accrue interest at a fixed per annum rate equal to three and three quarters percent (3.75%).”

2.4 Section 2.4 (Fees). Section 2.4(a) is amended in its entirety and replaced with the following:

“(a) Final Payment Fees. On the earlier of (i) the Tranche I Term Loan Maturity Date or the Tranche II Term Loan Maturity Date (as applicable for each tranche) or (ii) the date such Term Loan is prepaid in full, a Final Payment Fee equal to three and one half percent (3.50%) of the aggregate principal amount of Tranche I or Tranche II of the Term Loan (as applicable) made by Bank to Borrower hereunder and on the earlier of (i) the Term Maturity Date or (ii) the date the Term Advances are prepaid in full, a Final Payment Fee equal to six percent (6.00%) of the aggregate principal amount of the Term Advances made by Bank to Borrower hereunder;”

2.5 Section 3.4 (Procedures for Borrowing). Section 3.4(b) is amended in its entirety and replaced with the following:

“(b) Term Loan, Term Advances. Subject to the prior satisfaction of all other applicable conditions to the making of either tranche of the Term Loan or a Term Advance, to obtain either tranche of the Term Loan or a Term Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the applicable tranche of the Term Loan or a Term Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank (I) by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee and (II) a duly executed original Warrant in the form attached hereto as Exhibit F. Bank may rely on any telephone notice given by

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a person whom Bank believes is a Responsible Officer or designee. Bank shall credit the applicable tranche of the Term Loan or a Term Advance to the Designated Deposit Account.”

2.6 Section 6.2 (Financial Statements, Reports, Certificates.) Section 6.2(b) is hereby amended in its entirety and replaced with the following:

(b) Within thirty (30) days after the last day of each month, deliver to Bank (i) company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank (ii) aged listings of accounts receivable and accounts payable (by invoice date), (iii) a duly completed Borrowing Base Certificate signed by a Responsible Officer and (iv) a report of Deferred Revenue.”

2.7 Section 6.7 (Financial Covenants.) Section 6.7 is hereby amended in its entirety and replaced with the following:

“6.7 Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each quarter, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio not less than 2.0 to 1.0.

(b) Leverage Ratio. A Leverage Ratio not more than (i) 3.25 to 1.00 for each calendar quarter through the quarter ending March 31, 2012 and (ii) 3.00 to 1.00 for each calendar quarter thereafter.

(c) Liquidity. Liquidity of not less than (i) Twelve Million Five Hundred Thousand Dollars at all times through March 31, 2012 and (ii) Ten Million Dollars ($10,000,000) at all times beginning on April 1, 2012.”

2.8 Section 13 (Definitions). Section 13.1 of the Loan Agreement hereby is amended by adding or amending and restating the following terms and their respective definitions:

“Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense of Borrower and its Subsidiaries on a consolidated basis, plus (e) non-cash compensation expenses or other non-cash expenses or charges incurred during such period arising from the sale of stock, the granting of stock options, stock appreciation rights and other similar arrangements of Borrower and its Subsidiaries, plus, (f) for the quarters ending September 30, 2011 and December 31, 2011 only, one-time transaction costs and severance and transition costs associated with the acquisition of Medicis Technology Corporation in an amount not to exceed Three Million Dollars ($3,000,000) in the aggregate for both quarters.

“Basic Rate” is the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) U.S. Treasury note yield to maturity for a term equal to a three (3) year Treasury Note Maturity as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” on the Funding Date of Tranche I of the Term Loan with respect to any Term Loan, plus (b) the applicable Loan Margin. (In the event Release H.15 is no longer published, Bank shall select a comparable publication to determine the U.S. Treasury note yield to maturity.)

“Borrowing Base” means eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business

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judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit F.

“Draw Period” is the period of time from (i) the date that FDA clearance is received for the commercial launch of the second generation Liposonix product through June 30, 2012.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right upon prior written notice to Borrower at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(b) Accounts that the Account Debtor has not paid within ninety (90) days of due date regardless of invoice payment period terms;

(c) Accounts with credit balances over ninety (90) days from due date;

(d) Accounts owing from an Account Debtor, in which fifty percent (50%) or more of the Accounts have not been paid within ninety (90) days of due date;

(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States to the extent such accounts exceed Five Million Dollars ($5,000,000);

(f) Accounts billed and/or payable outside of the United States (sometimes called foreign invoiced accounts);

(g) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(j) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(k) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or

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fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(l) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance as specified in the Borrower’s end-user agreement with customer (but only to the extent of the amount withheld; sometimes called retainage billings);

(m) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(n) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(o) Accounts for which the Account Debtor has not been invoiced;

(p) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(q) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(r) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;

(s) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(t) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(u) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(v) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing; and

(w) Accounts for which Bank in its good faith business judgment after inquiry and consultation with Borrower determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Fixed Charge Coverage Ratio” means a ratio of (i) consolidated Adjusted EBTIDA less unfunded capitalized expenditures less cash taxes paid to (ii) the sum of Borrower’s trailing twelve (12) month principal and interests payments on Total Consolidated Indebtedness.

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“Leverage Ratio” means a ratio of (i) all funded Indebtedness owing from Borrower to Bank to (ii) trailing twelve (12) month EBITDA.

“Loan Margin” is five hundred one (501) basis points with respect to the Term Loan.

“Liquidity” is the sum of (i) Borrower’s cash at Bank plus (ii) the Availability Amount.

“Revolving Line Maturity Date” is October __, 2013.

“Term Line” is an Term Advance or Term Advances in an aggregate amount of up to Twenty Million Dollars ($20,000,000).

“Term Maturity Date” is September 1, 2015.

“Total Consolidated Indebtedness” means outstanding Indebtedness for borrowed money, including all outstanding Indebtedness for borrowed money under the Loan Documents and all capital lease obligations.

2.9 Exhibit D is hereby replaced with Exhibit D attached hereto.

2.10 New Exhibit F is hereby added in the form attached hereto.

2.11 New Exhibit G is hereby added in the form attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations And Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

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4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto, (ii) the due execution and delivery to Bank of duly executed original signatures to the completed Borrowing Resolutions for Borrower and (iii) the due execution and delivery to Bank by Aesthera Corporation of (a) an Unconditional Guaranty; (a) a Security Agreement and (iii) an Intellectual Property Security Agreement; each in favor of Bank and in form and substance reasonably acceptable to Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		SOLTA MEDICAL, INC.

By:	/s/ James Taylor	By:	/s/ John F. Glenn
Name:	James Taylor	Name:	John F. Glenn
Title:	Relationship Manager	Title:	CFO

BORROWER TO PROVIDE FORM OF SECRETARY’S CERTIFICATE FOR BANK REVIEW AND

APPROVAL

EXHIBIT D - COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SOLTA MEDICAL, INC.

The undersigned authorized officer of SOLTA MEDICAL, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financials for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Financial Projections	Within 7 days of approval by board	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate, A/R & A/P Agings, Deferred Revenue Report	Monthly within 30 days	Yes No
The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Minimum FCCR	2.00 to 1.00	:1.00	Yes No
Minimum Leverage Ratio	3.25 to 1.00 through 3/31/12 and 3.00 to 1.00 thereafter	$	Yes No
Minimum Liquidity	$12,500,000 through 3/31/12 and $10,000,000 thereafter

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SOLTA MEDICAL, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Fixed Charge Coverage Ratio (Section 6.7(a))

Required: at least 2.00 to 1.00 (measured quarterly on a trailing twelve month basis)

Actual:

A. Net Income	$
B. To the extent included in the determination of Net Income
1. The provision for income taxes	$
2. Depreciation expense	$
3. Amortization expense	$
4. Net Interest Expense	$

5.      non-cash compensation expenses or other non-cash expenses or charges incurred during such period arising from the sale of stock, the granting of stock options, stock appreciation rights and other similar arrangements of Borrower and its Subsidiaries (plus, for the quarters ending September 30, 2011 and December 31, 2011 only, one- time transaction costs and severance and transition costs associated with the acquisition of Medicis Technology Corporation in an amount not to exceed Three Million Dollars ($3,000,000) in the aggregate for both quarters).

6. The sum of lines 1 through 5	$
C. Adjusted EBIDTA (line A plus line B.6)	$
D. Unfunded Capitalized Expenditures	$
E. Cash Taxes	$
F. Total Consolidated Indebtedness	$
G. Fixed Charge Coverage Ratio (the sum of line C minus line D minus line E all divided by line F)	:1.00

Is line G equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance

II.	Leverage Ratio (Section 6.7(b))

Required:	not more than (i) 3.25 to 1.00 for each calendar quarter through the quarter ending March 31, 2012 and (ii) 3.00 to 1.00 for each calendar quarter thereafter (Measured quarterly on a trailing twelve month basis)

Actual:

A.	Funded SVB Debt

B.	Net Income	$

C.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

5. non-cash compensation expenses or other non-cash expenses or charges incurred during such period arising from the sale of stock, the granting of stock options, stock appreciation rights and other similar arrangements of Borrower and its Subsidiaries (plus, for the quarters ending September 30, 2011 and December 31, 2011 only, one- time transaction costs and severance and transition costs associated with the acquisition of Medicis Technology Corporation in an amount not to exceed Three Million Dollars ($3,000,000) in the aggregate for both quarters).

	6. The sum of lines 1 through 5	$

C.	Adjusted EBITDA (line B plus line C.6)	$

D.	Leverage Ratio (line A divided by line C)		:1.00

Is line D less than or equal to the amount required above?

No, not in compliance	Yes, in compliance

III.	Liquidity (Section 6.7(c))

Required: (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000) at all times through March 31, 2012 and (ii) Ten Million Dollars ($10,000,000) at all times thereafter.

Actual:

A.	Aggregatevalue of the unrestricted balance sheet cash of Borrower	$

B.	AvailabilityAmount	$

C.	Liquidity(line A plus line B)	$

Is line C equal to or greater than (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000) at all times through March 31, 2012 and (ii) Ten Million Dollars ($10,000,000) at all times thereafter?

No, not in compliance	Yes, in compliance

EXHIBIT F

BORROWING BASE CERTIFICATE

Borrower: SOLTA MEDICAL, INC.

Lender: Silicon Valley Bank

Commitment Amount: $8,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of	$
2. Additions (please explain on reverse)	$
3. TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due	$
5. Balance of 50% over 90 day accounts	$
6. Foreign Accounts	$
7. Foreign Invoiced Accounts	$
8. Contra/Customer Deposit Accounts	$
9. Intercompany/Employee Accounts	$
10. Credit balances over 90 days	$
11. Concentration Limits	$
12. U.S. Governmental Accounts	$
13. Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
14. Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$
15. Accounts for Retainage Billing	$
16. Trust Accounts	$
17. Bill and Hold Accounts	$
18. Unbilled Accounts	$
19. Non-Trade Accounts	$
20. Accounts with Extended Term Invoices	$
21. Accounts subject to Chargebacks	$
22. Disputed Accounts	$
23. Other (please explain on reverse)	$
24. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
25. Eligible Accounts (#3 minus #24)	$
26. ELIGIBLE AMOUNT OF ACCOUNTS (80% of #25)	$

BALANCES
27. Maximum Loan Amount	$8,000,000
28. Total Funds Available [Lesser of #26 or $27)]	$
29. Present balance owing on Line of Credit	$
30. RESERVE POSITION (#28 minus #30)	$

[Continued on following page.]

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:		BANK USE ONLY
Received by:
By:			AUTHORIZED SIGNER
Authorized Signer
Date:
Date:		Verified:
AUTHORIZED SIGNER
Date:
		Compliance Status:	Yes No

EXHIBIT G

Form of Warrant

[Please see attached]

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	SOLTA MEDICAL, INC., a Delaware corporation
Number of Shares:	[1.5% of the principal amount of the applicable Term Advance made by SVB to the Company]
Class of Stock:	Common Stock
Warrant Price:	$ per share [FMV on date of issuance]
Issue Date:	, 2011
Expiration Date:	The 10th anniversary after the Issue Date
Credit Facility:	This Warrant is issued in connection with the Loan and Security Agreement between Company and Silicon Valley Bank dated as of March 9, 2009.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SILICON VALLEY BANK (together with any registered holder from time to time of this Warrant or any holder of the shares issuable or issued upon exercise of this Warrant, “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the Company at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities for which the Warrant is then being converted minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3 Fair Market Value. The fair market value of each Share shall be the average closing price of a Share reported for the five business days immediately prior to the date of determination thereof.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Treatment of Warrant Upon Acquisition of Company.

1.6.1 “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where Holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.6.2 Treatment of Warrant at Acquisition.

A) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is not an asset sale and in which the sole consideration is cash or Marketable Securities (or a combination thereof), either (a) Holder shall exercise or convert this Warrant in full with respect to all remaining Shares subject to the warrant and such exercise or conversion will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise or convert the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

B) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an “arms length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

C) Upon the closing of any Acquisition other than those particularly described in subsections (A) and (B) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this

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Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein (a) “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten (10) percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable (b) “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) Holder would be able to publicly re-sell, within six (6) months following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition and (c) “Trading Market” means a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Shares payable in common stock of the Company, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of shares of common stock of the Company to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than an Acquisition which is subject to the provisions of Section 1.6), Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article

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2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Intentionally Omitted.

2.4 No Impairment. Without the consent of the Holder, the Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants and covenants to the Holder as follows: all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) effect any reclassification or recapitalization of any of its stock; (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend or distribution (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event). Company will also provide such information in its possession as is requested by Holder and as is reasonably necessary to enable the Holder to comply with the Holder’s accounting or reporting requirements.

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3.3 No Shareholder Rights. Except as provided in this Warrant, the Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

ARTICLE 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise or conversion of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act of 1933 (the “Act”) and the Holder has no present intention, and upon exercise or conversion will have no intention, of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5. MISCELLANEOUS.

5.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

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5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Silicon Valley Bank (“Bank”) to provide an opinion of counsel if the transfer is to Bank’s parent company, SVB Financial Group (formerly Silicon Valley Bancshares), or any other affiliate of Bank. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

5.4 Transfer Procedure. After receipt by Holder of the executed Warrant, Bank will transfer all of this Warrant to Holder’s parent company, SVB Financial Group, by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Article 5.3 and upon providing Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

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SVB Financial Group

Attn: Treasury Department

3003 Tasman Drive, HA 200

Santa Clara, CA 95054

Facsimile: 408-496-2405

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

SOLTA MEDICAL, INC.

25881 Industrial Boulevard, Hayward, CA 94545

Attn: Jack Glenn, Chief Financial Officer

Fax: 510-786-6990

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

5.9 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

[Balance of Page Intentionally Left Blank]

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“COMPANY”		Date:

SOLTA MEDICAL, INC.

By:		By:
Name:		Name:
	(Print)		(Print)
Title:	Chairman of the Board, President or Vice President	Title:	Chief Financial Officer, Secretary, Assistant Treasurer or Assistant Secretary

“HOLDER”

SILICON VALLEY BANK

By:
Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase             shares of the Common Stock of SOLTA MEDICAL, INC. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for             of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the shares in the name specified below:

Holders Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

APPENDIX 2

ASSIGNMENT

For value received, Silicon Valley Bank hereby sells, assigns and transfers unto

Name:	SVB Financial Group
Address:	3003 Tasman Drive (HA-200)
Santa Clara, CA 95054

Tax ID:	91-1962278

that certain Warrant to Purchase Stock issued by SOLTA MEDICAL, INC. (the “Company”), on             , 2011 (the “Warrant”) together with all rights, title and interest therein.

SILICON VALLEY BANK

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company, SVB Financial Group makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

SVB FINANCIAL GROUP

By:
Name:
Title: